NEWS RELEASE
TSX: LAC ● NYSE: LAC
www.lithiumamericas.com

Exhibit 99.1

Lithium Americas Reports Full Year 2025 Results

(All amounts in US$ unless otherwise indicated)

March 19, 2026 – Vancouver, Canada: Lithium Americas Corp. (TSX: LAC) (NYSE: LAC) (“Lithium Americas” or the “Company”) announced that it has filed its Annual Report on Form 10-K, which includes the Company’s audited consolidated financial statements for the year ended December 31, 2025, and provided an update on its Thacker Pass lithium project in Humboldt County, Nevada (“Thacker Pass” or the “Project”).

Jonathan Evans, President and Chief Executive Officer of Lithium Americas said, “2025 marked a transformative year for Thacker Pass. Construction is advancing at full pace, and we are carrying that strong momentum into 2026. We are grateful for the continued support of the U.S. Administration and the Department of Energy. With the second loan drawdown in February 2026, we have meaningfully de-risked the Project and reinforced our path forward. This investment reflects our shared commitment to rebuilding critical mineral supply chains here at home and reducing reliance on foreign sources.”

“Construction at Thacker Pass is progressing rapidly, with safety as our highest priority. Peak construction activity is expected in 2026, and our workforce continues to expand, with approximately 1,800 skilled craftspeople anticipated on site by late 2026. We remain on track for mechanical completion of Phase 1 in late 2027, positioning Thacker Pass to play a central role in securing America’s energy and national security future. Together with our partners, we are advancing energy independence, strengthening domestic supply chains and building a more resilient future.”

Q4 2025 AND SUBSEQUENT TO Q4 2025 FINANCIAL AND CORPORATE HIGHLIGHTS

•
As of December 31, 2025, the Company had approximately $905.6 million in total cash and restricted cash, including $412.6 million at the Thacker Pass joint venture (“JV”) level.
•
During the year ended December 31, 2025, $611.6 million of construction capital costs and other project-related costs were capitalized. To December 31, 2025, a total of $982.8 million of construction capital costs and other project-related costs have been capitalized. See the Capital Expenditure and 2026 Capex Guidance section below for more details.
•
On October 7, 2025, the Company and the U.S. Department of Energy (“DOE”) entered into an omnibus waiver, consent and amendment (the “OWCA”) for certain amendments to the Company’s $2.23 billion loan (“DOE Loan”). Pursuant to the OWCA, on January 30, 2026 (the “Issuance Date”), the Company issued to the DOE: (a) warrants to purchase common shares of the Company, no par value (“Common Shares”) for a 5% equity stake in the Company at an exercise price of $0.01 per share (the “LAC Warrants”) and (b) warrants to purchase a non-voting, non-transferable equity interest of the JV for a 5% economic stake in the JV (the “JV Units”) at an exercise price of $0.0001 per unit (the “JV Warrants”). On January 30, 2026, the JV, General Motors Holdings LLC (“GM”) and the DOE entered into a Put, Call, Exchange Agreement (the “Put, Call and Exchange Agreement”). As of March 18, 2026, the LAC Warrants and the JV Warrants were not exercised.
•
The Company received its first advance on the DOE Loan of $435 million on October 20, 2025 and its second advance on the DOE Loan of $432 million on February 24, 2026.
•
During 2025, the Company entered into three separate at-the-market (“ATM”) equity programs, the last of which was completed in January 2026. Under these programs, during the year ended December 31, 2025, the Company sold 68.2 million common shares, at an average price of $5.98 per share, for aggregate net proceeds of $401.2 million after sales agent’s commission and other expenses. Subsequent to December 31, 2025, the last ATM Program was completed, and the Company sold an additional 32.5 million common shares, at an average price of $5.92 per share, for net proceeds of $189.7 million after sales agent's commission and other expenses.
•
On October 10, 2025 and October 28, 2025, fund entities managed by Orion Resource Partners LP (collectively, “Orion”) elected to convert a total of $97.5 million, of the original $195 million of senior unsecured convertible notes issued on April 1, 2025 (the “Notes”) in accordance with the terms of the Notes. Following the conversions, total future interest payable under the Notes has been reduced pro rata.

Q4 2025 PROJECT AND CONSTRUCTION HIGHLIGHTS

The Company continues to progress major construction at Thacker Pass Phase 1, targeting mechanical completion in late 2027. A detailed project update, including construction and operations and business readiness (“OBR”) highlights, was released on February 19, 2026 entitled “Lithium Americas Provides a Project Update and 2026 Capex Guidance for Thacker Pass”. Construction milestones achieved in Q4 2025 include:

•
As of December 31, 2025, a total of $982.8 million of construction capital costs and other project-related costs have been campitalized, of which $862.6 million is part of the total capital expenditure (“Capex”) estimate of $2.93 billion per the Company’s Technical Report entitled “NI 43-101 Technical Report on the Thacker Pass Project Humboldt County, Nevada, USA,” effective December 31, 2024 (“Technical Report”). The Company is targeting a total Capex range of $1.3 billion to $1.6 billion for Thacker Pass Phase 1 for fiscal year 2026. See the Capital Expenditure and 2026 Capex Guidance section below for more details.
•
As of December 31, 2025, detailed engineering design was 93% complete and procurement was 60% complete.
•
Manufacturing of all long-lead equipment awarded in Q4 2024 was fabricated throughout 2025 and is expected to be delivered to either Thacker Pass or the fabrication yard in Winnemucca throughout the first half of 2026, along with other equipment and construction materials.
o
Over 60% of the structural steel for Thacker Pass, which is sourced from the United Arab Emirates, is safely in transit or has arrived on site at Thacker Pass or the laydown yard in Winnemucca. The Company and Bechtel are actively monitoring Middle East conditions with the steel supplier in an effort to prevent any impact on the fabrication and shipment of steel to Thacker Pass.
•
At the end of December 2025, there were approximately 950 personnel on site at Thacker Pass, including approximately 740 manual craft and 210 additional site workers. The number of personnel is expected to increase to approximately 1,800 at peak construction in late 2026.

CAPITAL EXPENDITURE AND 2026 CAPEX GUIDANCE

As of December 31, 2025, a total of $982.8 million of construction capital costs and other project-related costs have been capitalized, of which $862.6 million is part of the total Capex estimate of $2.93 billion per the Company’s Technical Report.

A targeted total Capex range of $1.3 to $1.6 billion for fiscal year 2026 remains unchanged from the Company’s new release dated February 19, 2026 entitled “Lithium Americas Provides a Project Update and 2026 Capex Guidance for Thacker Pass.”

The table below summarizes Capex cumulative to December 31, 2025 as well as 2026 Capex guidance.

(US$)	Cumulative to December 31, 2025	2026 Capex Guidance
Thacker Pass Phase 1 construction costs included in the total $2.93 billion Capex estimate (1)(2)	$862.6 million	$1.2 - $1.5 billion
Other capitalized development costs for Thacker Pass(3)	$93.1 million	$30 - $40 million
Capitalized interest, including the Orion Note and DOE Loan	$27.0 million	$45 - $55 million
Total	$982.8 million	$1.3 - $1.6 billion

Capex Notes:

(1)
Thacker Pass Phase 1 construction costs as of December 31, 2025 and those estimated for 2026 do not include $14.1 million and $8.0 million, respectively, of community contributions that are required to be expensed under US GAAP, though these were included in the $2.93 billion Capex estimate per the Company’s Technical Report.
(2)
Thacker Pass Phase 1 construction costs as of December 31, 2025 and those estimated for 2026 include actual tariffs incurred (through December 31, 2025) and estimated tariff exposure (estimated for 2026 based on known information as of February 19, 2026) for equipment and construction material sourced from Canada, China, India, UAE, Turkey and the European Union. The Company has been working toward limiting the effect of any potential tariffs on its construction supply chain, with approximately 75% of the total capital project cost structure related to labor, contractors and other services not expected to be directly affected by any potential tariffs. The Company continues to closely monitor potential tariff exposure; however, changes in tariffs and trade restrictions can be announced with little or no advance notice.
(3)
Other capitalized development costs are required to be capitalized under US GAAP, though these were not included in $2.93 billion Capex estimate per the Company’s Technical Report.

FINANCIALS

Selected consolidated financial information is presented as follows:

(in US$ million except per share information)	Years ended December 31,
	2025	2024
	$	$
Operating expenses	52.8	28.3
Net loss	86.3	42.6
Loss per share - basic	0.50	0.21

(in US$ millions)	As at December 31, 2025	As at December 31, 2024
	$	$
Cash and restricted cash	905.6	594.2
Total assets	2,579.0	1,044.9
Total long-term liabilities	815.6	41.3

During the year ended December 31, 2025, net loss increased from the year ended December 31, 2024, partially related to higher general and administrative expenses due to increased hiring, professional fees and office and administration fees to support increased activities related to ongoing construction at Thacker Pass and increased reporting obligations associated with the DOE Loan and formation of the JV. In addition, as part of its commitment to the construction of Thacker Pass, the Company made a $14.1 million contribution toward funding the construction of the new Orovada K-8 school. Further, transaction costs increased and were primarily related to advisory and professional fees associated with the amendment to the DOE Loan and advisory fees due upon achieving the final investment decision for Thacker Pass Phase 1.

At December 31, 2025, total assets increased, including due to cash and restricted cash received, primarily from the receipt of funds drawn under the DOE Loan, the Orion Investment and proceeds received from the Company’s ATM programs. Mineral properties, plant and equipment increased due to continued development of Thacker Pass, including costs associated with completion of the first phase of the Workforce Hub (“WFH”), engineering, procurement of raw materials, payments towards long-lead equipment as well as continued on-site construction works.

At December 31, 2025, total liabilities increased, including due to amounts recognized for the Orion Notes and Production Prepayment Agreement, the DOE Loan and the recognition of warrant obligations associated with the OWCA. In addition, accounts payable as well as accrued liabilities increased as a result of a change in timing of payments compared to December 31, 2024.

This news release should be read in conjunction with the Company’s annual report on Form 10-K for the year ended December 31, 2025, available on the Company’s issuer profile on EDGAR at www.sec.gov, SEDAR+ at www.sedarplus.ca and on the Company's website at www.lithiumamericas.com.

ABOUT LITHIUM AMERICAS

Lithium Americas is building Thacker Pass located in Humboldt County in northern Nevada. Phase 1 is designed for nominal production capacity of 40,000 tonnes per year of battery-quality lithium carbonate, and mechanical completion is targeted for late 2027. Thacker Pass hosts the largest known measured lithium resource (Measured and Indicated) and reserve (Proven and Probable) in the world and is owned by a JV between Lithium Americas (holding a 62% interest), and General Motors Holdings LLC (GM) (holding a 38% interest). Project financing for Phase 1 includes a $2.23 billion loan from the U.S. DOE and strategic investments from GM and Orion Resource Partners LP. The DOE holds Company Warrants to purchase common shares of the Company for a 5% equity stake and JV Warrants to purchase a 5% non-voting, non-transferable equity interest in the JV. Lithium Americas’ shares are listed on the Toronto Stock Exchange and New York Stock Exchange under the symbol LAC. To learn more, visit www.lithiumamericas.com or follow @LithiumAmericas on social media.

TECHNICAL INFORMATION

The scientific and technical information in this news release has been reviewed and approved by Rene LeBlanc, PhD, SME, Vice President, Commercial and Product Strategy of the Company, and a “qualified person” as defined under National Instrument 43-101 and Subpart 1300 of Regulation S-K under the United States Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation, and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively referred to as “forward-looking statements” or “FLS”). All statements, other than statements of historical fact, are FLS and can be identified by the use of statements that include, but are not limited to, words, such as “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “propose,” “potential,” “target,” “implement,” “schedule,” “forecast,” “intend,” “would,” “could,” “might,” “should,” “believe” and similar terminology, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. FLS in this news release includes, but is not limited to: statements relating to the anticipated sources and uses of funds to complete project financing, statements relating to the JV and the DOE Loan, including statements regarding project de-risking initiatives and the extent to which work to date has de-risked project execution; the expected operations, financial results and condition of the Company; the Company’s future objectives and strategies to achieve those objectives, including the future prospects of the Company; the estimated cash flow, capitalization and adequacy thereof for the Company; the estimated costs of the development of Thacker Pass, including timing, progress, approach, continuity or change in plans, construction, commissioning, expected milestones, anticipated production and results thereof and expansion plans; cost and expected benefits of the transloading terminal; anticipated timing to resolve, and the expected outcome of, any complaints or claims made or that could be made concerning the permitting process in the United States for Thacker Pass; the timely completion of environmental reviews and related consultations, and receipt or issuance of permits and approvals, in the United States for the Company’s development and resultant operations; capital expenditures and programs; estimates, and any change in estimates, of the mineral resources and mineral reserves at Thacker Pass; development of mineral resources and mineral reserves; the realization of mineral resources and mineral reserves estimates, including whether certain mineral resources will ever be developed into mineral reserves, and information and underlying assumptions related thereto; government regulation of mining operations and treatment under governmental and taxation regimes; the future price of commodities, including lithium; the creation of a battery supply chain in the United States to support the electric vehicle market; the timing and amount of future production, currency exchange and interest rates; the Company’s ability to raise capital; expected expenditures to be made by the Company on Thacker Pass; statements relating to revised capital cost estimates; ability to produce high purity battery grade lithium products; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the timing, cost, quantity, capacity and product quality of production at Thacker Pass; successful development of Thacker Pass, including successful results from the Company’s testing facility and third-party tests related thereto; statements with respect to the expected economics of Thacker Pass, including capital costs, operating costs, sustaining capital requirements, after tax net present value and internal rate of return, pricing assumptions, payback period, sensitivity analyses, net cash flows and life of mine; anticipated job creation and the completion of the Workforce Hub; the expectation that the National Construction Agreement (Project Labor Agreement) with North America’s Building Trades Unions for construction of Phase 1 of Thacker Pass will minimize construction risk, ensure availability of skilled labor, address the challenges associated with Thacker Pass’ remote location and be effective in prioritizing employment of local and regional skilled craft workers, including members of underrepresented communities; the expected workforce development training program being prepared with Great Basin College and overarching accessibility to a productive workforce; the Company’s commitment to sustainable development, limiting the environmental impact at Thacker Pass and plans for phased reclamation during the life of mine including use benefits of growth media; ability to achieve capital cost efficiencies; as well as other statements with respect to management’s beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

FLS involves known and unknown risks, assumptions and other factors that may cause actual results or performance to differ materially. FLS reflects the Company’s current views about future events, and while considered reasonable by the Company as of the date of this news release, are inherently subject to significant uncertainties and contingencies. Accordingly, there can be no certainty that they will accurately reflect actual results. Assumptions and other factors upon which such FLS is based include, without limitation: expectations regarding Phase 2 of Thacker Pass, including financing and the absence of material adverse events affecting the Company during the construction of the Project; the ability of the Company to perform conditions and meet expectations regarding the Company’s financial resources and future prospects; the ability to meet future objectives, priorities and anticipated milestones; a cordial business relationship between the Company and third-party strategic and contractual partners; the availability of equipment, labor and facilities necessary to complete development and construction of Thacker Pass; unforeseen technological, equipment and engineering problems; changes in general economic and geopolitical conditions, including as a result of regulatory changes by the current U.S. presidential administration, higher interest rates, the rate of inflation, a potential economic recession and potential changes in United States trade policy, including the imposition of tariffs and the resulting consequences on, among other things, the extractive resource industry, the green energy transition and the electric vehicle market; uncertainties inherent to feasibility studies and mineral resource and mineral reserve estimates; the mine processing facilities, based on the results of the testing facility and third-party tests, performing as expected; the ability of the Company to secure sufficient additional financing, advance and develop Thacker Pass, and to produce battery grade lithium; the respective benefits and impacts of Thacker Pass when production operations commence; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the Company’s ability to operate in a safe and effective manner, and without material adverse impact from the effects of climate change or severe weather conditions; uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada; demand for lithium, including that such demand is supported by growth in the electric vehicle market and lithium-ion battery market; current technological trends; the impact of increasing competition in the lithium business, and the Company’s competitive position in the industry; continuing support of local communities and the Fort McDermitt Paiute and the Shoshone Tribe in relation to Thacker Pass, and continuing constructive engagement with these and other stakeholders, including any expected benefits of such engagement; risks related to cost, funding and regulatory authorizations to develop the Workforce Hub; the stable and supportive legislative, regulatory and community environment in the jurisdictions where the Company operates; impacts of inflation, deflation, currency exchange rates, interest rates and other general economic and stock market conditions; the impact of unknown financial contingencies, including litigation costs, environmental compliance costs and costs associated with the impacts of climate change, on the Company’s operations; increased attention to environmental, social, governance and safety and sustainability-related matters; risks related to the Company’s public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential “greenwashing,” (i.e., misleading information or false claims overstating potential sustainability-related benefits); risks that the Company may face regarding potentially conflicting initiatives from certain U.S. state or other governments; estimates of, and unpredictable changes to, the market prices for lithium products; development and construction costs for Thacker Pass, and costs for any additional exploration work at the Project; estimates of mineral resources and mineral reserves, including whether mineral resources not included in mineral reserves will be further developed into mineral reserves; some of the modifying factors used to convert mineral resources to mineral reserves may change materially, and could materially impact the mineral reserve estimate; reliability of technical data; anticipated timing and results of exploration, development and construction activities, including the impact of ongoing supply chain disruptions and availability of equipment and supplies on such timing; timely responses from governmental agencies responsible for reviewing and considering the Company’s permitting activities at Thacker Pass; availability of technology, including low carbon energy sources and water rights, on acceptable terms to advance Thacker Pass; government regulation of mining operations and mergers and acquisitions activity, and treatment under governmental, regulatory and taxation regimes; ability to realize expected benefits from investments in or partnerships with third parties; accuracy of development budgets and construction estimates; that the Company will meet its future objectives and priorities; the ability to satisfy production and lithium-recovery targets; that the Company will have access to adequate capital to fund its future projects and plans; that such future projects and plans will proceed as anticipated; compliance by Lithium Nevada LLC (“LN”) and GM with terms of the JV agreements; the lack of any material disputes or disagreements between LN and GM; the regulation of the mining industry by various governmental agencies; as well as assumptions concerning general economic and industry growth rates, commodity prices, resource estimates, currency exchange and interest rates and competitive conditions. Although the Company believes that the assumptions and expectations reflected in such FLS are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned that the foregoing lists of factors are not exhaustive. There can be no assurance that FLS will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. As such, readers are cautioned not to place undue reliance on this information, and that this information may not be appropriate for any other purpose, including investment purposes. The Company’s actual results could differ materially from those anticipated in any FLS as a result of the risk factors set out herein, and in the Company’s other continuous disclosure documents available on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov. Readers are further cautioned to review the full description of risks, uncertainties and management’s assumptions in the aforementioned documents and other disclosure documents available on SEDAR+ and on EDGAR. The Company expressly disclaims any obligation to update or revise any FLS as a result of new information, future events or otherwise, except as and to the extent required by applicable securities laws. Forward-looking financial information also constitutes FLS within the context of applicable securities laws and as such, is subject to the same risks, uncertainties and assumptions as are set out in the cautionary note above.

INVESTOR CONTACT

Virginia Morgan

Vice President, Investor Relations and ESG

+1-778-726-4070

ir@lithiumamericas.com